SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 15, 2002

Credit Suisse First Boston Mortgage Securities Corp.
(Exact name of registrant as specified in its charter)
Delaware	333-77054	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue, New York, N.Y. 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code		(212) 325-2000

N/A
(Former name or former address, if changed since last report)

Table of Contents

Item 5.

Other Events.

This Current Report on Form 8-K/A is being filed to amend and supplement the Current Report on Form 8-K originally dated July 29, 2002, in connection with the issuance by Home Equity Asset Trust 2002-2 of Home Equity Pass-Through Certificates, Series 2002-2, in order to file a revised copy of the Pooling and Servicing Agreement attached as an Exhibit thereto.  The Pooling and Servicing Agreement filed herewith supercedes in its entirety such Pooling and Servicing Agreement.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

4.1

Pooling and Servicing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE

SECURITIES CORP.

By:      /s/ Brian Simons

Name: Brian Simons

Title:   Vice President

Dated:  November 15, 2002